Exhibit 99.1

FOR IMMEDIATE RELEASE

Alphatec Reports First Quarter 2019 Financial Results and Corporate Highlights

Strong Early Traction from New Products

Drives U.S. Revenue Growth of 20%

CARLSBAD, Calif., May 9, 2019 – Alphatec Holdings, Inc. (“ATEC” or the “Company”) (Nasdaq: ATEC), a provider of innovative spine surgery solutions dedicated to revolutionizing the approach to spine surgery, today announced financial results for the quarter ended March 31, 2019, and recent corporate highlights.

First Quarter 2019 Financial Highlights

•	Total net revenue of $24.6 million; U.S. product revenue of $23.0 million, up approximately 20% compared to the first quarter of 2018;
•	U.S. commercial gross margin of 71.4%;
•	Cash and cash equivalents of $16.4 million at March 31, 2019; and
•	Additional capital commitment of up to $30 million from Squadron Capital.

Year-to-Date Commercial, Product, and Organizational Highlights

•	Enhanced clinical distinction of portfolio via 3 new commercial releases: the IdentiTiTM ACDF system, the IdentiTiTM PLIF system, and AlphaGRAFT® DBM Fiber;
•	Received FDA clearance for SafeOp Advanced Automated Neuromonitoring System and affirmed performance through collaboration with key surgeon partners;
•	Drove contribution from new products to 22% of Q1 2019 U.S. revenue on strong acceptance of alpha releases;
•	Expanded contribution from strategic distribution network to 84% of U.S. revenue in Q1 2019 compared to 72% in Q1 2018;
•	Increased revenue per distributor by more than 30% and increased revenue per case by 13% in Q1 2019 compared to Q1 2018; and
•	Strengthened distribution network through promotion of David Sponsel to Head of Sales.

“Financial results in the first quarter have begun to more fully reflect the grit and tenacity of the new ATEC,” said Pat Miles, Chairman and Chief Executive Officer.  “On the success of last year’s alpha launches, first quarter U.S. revenue growth accelerated to 20% year-over-year, our second consecutive quarter of double-digit growth.  As we continue to commercially launch the twelve new products slated for 2019 and leverage the high-caliber sales leadership team and professional distribution network we are building, we expect surgeon adoption to accelerate. While we still have a great deal of work to do and are early in the transformation, we are incredibly excited to unleash the full effect of the ATEC organic innovation machine.”

Comparison of Financial Results for the First Quarter 2019 to First Quarter 2018

	Three Months Ended		Change
	March 31, 2019	March 31, 2018	$	%
	(unaudited)	(unaudited)

Revenue from U.S. products	$22,955	$19,201	$3,754	20%
Gross profit from U.S. products	16,394	14,767	1,627	11%
Gross margin from U.S. products	71.4%	76.9%

Operating Expenses
Research and development	$3,469	$1,786	$1,683	94%
Sales, general and administrative	21,000	17,257	3,743	22%
Litigation-related expenses	2,623	580	2,043	352%
Amortization of intangible assets	182	177	5	3%
Transaction-related expenses	-	1,542	(1,542)	(100%)
Gain on settlement	-	(6,168)	6,168	(100%)
Restructuring	60	398	(338)	(85%)
Total operating expenses	$27,334	$15,572	$11,762	76%

Operating loss	$(10,766)	$(667)	$(10,099)	1514%

Non-GAAP operating loss	$(4,206)	$(2,778)	$(1,428)	51%

Non-GAAP adjusted EBITDA	$(2,421)	$(892)	$(1,529)	171%

	Quarter Ended	Quarter Ended
	March 31, 2019	March 31, 2018
Total revenue	$24,555	$21,307
Revenue from U.S. products	$22,955	$19,201
Gross margin from U.S. products	71.4%	76.9%
Operating expenses	$27,334	$15,572
Non-GAAP operating expenses	$22,778	$18,623
Non-GAAP operating loss	$(4,206)	$(2,778)
Non-GAAP adjusted EBITDA	$(2,421)	$(892)

Revenue from U.S. products for the first quarter 2019 was $23.0 million, up 20% compared to $19.2 million in the first quarter 2018. Revenue growth generated by the strategic distribution channel is increasingly offsetting the continued revenue impacts associated with transitioning or discontinuing non-strategic distributor relationships.

Gross profit and gross margin from U.S. products for the first quarter 2019 were $16.4 million and 71.4%, respectively, compared to $14.8 million and 76.9%, respectively, for the first quarter 2018. U.S. gross margin was pressured by increased non-cash excess and obsolete write-offs related to legacy products.

Total operating expenses for the first quarter 2019 were $27.3 million, compared to $15.6 million in the first quarter 2018.  On a non-GAAP basis, excluding restructuring charges, stock-based compensation, transaction-related expenses, litigation-related expenses, one-time gains and fair value adjustments, total operating expenses in the first quarter 2019 increased to $22.8 million from $18.6 million in 2018, reflecting increased investments in organic product development to support new product launches and increased selling costs from U.S. revenue growth.

Operating loss for the first quarter 2019 was $10.8 million, compared to $0.7 million in the first quarter 2018. On a non-GAAP basis, excluding restructuring charges, stock-based compensation, transaction-related expenses, litigation-related expenses, one-time gains, fair value adjustments and non-cash excess and obsolescence charges, operating loss was $4.2 million for the first quarter 2019, compared to a loss of $2.8 million for the first quarter 2018.

Non-GAAP adjusted EBITDA in the first quarter was a loss of $2.4 million, compared to a loss of $0.9 million in the first quarter 2018.

For more detailed information on non-GAAP operating loss and non-GAAP adjusted EBITDA, please refer to the table, “Alphatec Holdings, Inc. Reconciliation of Non-GAAP Financial Measures,” that follows.

Current and long-term debt includes $35.0 million in term debt and $10.6 million outstanding under the Company’s revolving credit facility at March 31, 2019, with cash and cash equivalents of $16.4 million. In March 2019, the Company closed its expanded credit facility with Squadron Medical Finance Solutions, providing for up to $30 million in additional financing, as needed. To date, no amounts have been drawn on the new credit facility.

2019 Financial Outlook

ATEC expects total revenue in 2019 of $98.0 million to $103.0 million.  The Company expects U.S. product revenue of $94.0 million to $98.0 million, reflecting growth of 13% to 17% compared to 2018.

Investor Conference Call

ATEC will present the results via a live webcast today at 1:30 p.m. PT / 4:30 p.m. ET to discuss the results. At that time, please click here to access the live webcast.  An audiocast of the presentation will be also be available domestically at (877) 556-5251 and internationally at (720) 545-0036. The conference ID number is 7137619.

Non-GAAP Financial Information

To supplement the Company’s financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company reports certain non-GAAP financial measures. The Company believes that these non-GAAP financial measures provide investors with an additional tool for evaluating the Company's core performance, which management uses in its own evaluation of continuing operating performance, and a baseline for assessing the future earnings potential of the Company. The Company’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Non-GAAP financial results should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Included below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measures.

About Alphatec Holdings, Inc.

Alphatec Holdings, Inc., through its wholly-owned subsidiaries, Alphatec Spine, Inc. and SafeOp Surgical, Inc., is a provider of innovative spine surgery solutions dedicated to revolutionizing the approach to spine surgery. ATEC designs, develops and markets spinal fusion technology products and solutions for the treatment of spinal disorders associated with disease and degeneration, congenital deformities and trauma.  The Company markets its products in the U.S. via independent sales agents and a direct sales force.

Additional information can be found at www.atecspine.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward-looking statements include the references to the Company’s revenue and growth outlook, planned commercial launches and product introductions, the Company’s strategy in significantly repositioning the ATEC brand, turning the Company into a growth organization and creating future market disruption, and the Company’s future ability to finance its operations. The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: the uncertainty of success in developing new products or products currently in the Company’s pipeline; the uncertainties in the Company’s ability to execute upon its strategic operating plan; the uncertainties regarding the ability to successfully license or acquire new products, and the commercial success of such products; failure to achieve acceptance of the Company’s products by the surgeon community; failure to obtain FDA or other regulatory clearance or approval for new products, or unexpected or prolonged delays in the process; continuation of favorable third party reimbursement for procedures performed using the Company’s products; unanticipated expenses or liabilities or other adverse events affecting cash flow or the Company’s ability to successfully control its costs or achieve profitability; uncertainty of additional funding; the Company’s ability to compete with other products and with emerging new technologies; product liability exposure; an unsuccessful outcome in any litigation in which the Company is a defendant; patent infringement claims; claims related to the Company’s intellectual property and the Company’s ability to meet its financial obligations under its credit agreements and the OrthoTec LLC settlement agreement. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate,” “look forward” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. A further list and description of these and other factors, risks and uncertainties can be found in the Company's most recent annual report, and any subsequent quarterly and current reports, filed with the Securities and Exchange Commission. ATEC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Investor/Media Contact:Company Contact:

Tina JacobsenJeff Black

Investor Relations Chief Financial Officer

(760) 494-6790ir@atecspine.com

ir@atecspine.com

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts - unaudited)

	Three Months Ended
	March 31,
	2019	2018

Revenues:
Revenue from U.S. products	$22,955	$19,201
Revenue from international supply agreement	1,600	2,106
Total revenues	24,555	21,307
Cost of revenues	7,987	6,402
Gross profit	16,568	14,905

Operating expenses:
Research and development	3,469	1,786
Sales, general and administrative	21,000	17,257
Litigation-related expenses	2,623	580
Amortization of intangible assets	182	177
Transaction-related expenses	-	1,542
Gain on settlement	-	(6,168)
Restructuring expenses	60	398
Total operating expenses	27,334	15,572
Operating loss	(10,766)	(667)
Total other expenses, net	(2,119)	(1,645)
Loss from continuing operations before taxes	(12,885)	(2,312)
Income tax (benefit) provision	31	(458)
Loss from continuing operations	(12,916)	(1,854)
Loss from discontinued operations	(52)	(62)
Net loss	$(12,968)	$(1,916)

Net loss per share, basic and diluted:
Continuing operations	$(0.29)	$(0.09)
Discontinued operations	(0.00)	(0.00)
Net loss per share, basic and diluted	$(0.29)	$(0.09)

Shares used in calculating basic and diluted net loss per share	45,020	21,212

Stock-based compensation included in:
Cost of revenue	$28	$22
Research and development	462	(116)
Sales, general and administrative	1,122	713
	$1,612	$619

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	December 31,
	2019	2018
	(Unaudited)
ASSETS
Current assets:
Cash	$16,419	$29,054
Accounts receivable, net	13,760	15,095
Inventories, net	31,166	28,765
Prepaid expenses and other current assets	2,167	2,380
Current assets of discontinued operations	237	242
Total current assets	63,749	75,536

Property and equipment, net	12,821	13,235
Right-of-use asset	2,394	-
Goodwill	13,897	13,897
Intangibles, net	26,226	26,408
Other assets	277	347
Noncurrent assets of discontinued operations	53	54
Total assets	$119,417	$129,477

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,780	$4,399
Accrued expenses	18,527	22,316
Current portion of long-term debt	619	3,276
Current portion of lease liability	1,132	-
Current liabilities of discontinued operations	569	621
Total current liabilities	27,627	30,612

Total long term liabilities	58,937	57,688

Redeemable preferred stock	23,603	23,603
Stockholders' equity	9,250	17,574
Total liabilities and stockholders' equity	$119,417	$129,477

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands - unaudited)

	Three Months Ended
	March 31,
	2019	2018

Operating expenses	27,334	15,572
Adjustments:
Stock-based compensation	(1,584)	(597)
Contingent consideration fair value adjustment	(289)	-
Litigation-related expenses	(2,623)	(580)
Restructuring	(60)	(398)
Transaction-related expenses	-	(1,542)
Gain on settlement	-	6,168
Non-GAAP operating expenses	$22,778	$18,623

	Three Months Ended
	March 31,
	2019	2018

Operating loss, as reported	$(10,766)	$(667)
Add back significant items:
Stock-based compensation	1,612	619
Contingent consideration fair value adjustment	289	-
Litigation-related expenses	2,623	580
Restructuring	60	398
Transaction-related expenses	-	1,542
Excess & obsolete charges	1,976	918
Gain on settlement	-	(6,168)
Adjusted operating loss	(4,206)	(2,778)

Add back:
Depreciation	1,603	1,592
Amortization of intangible assets	182	294
Adjusted EBITDA	$(2,421)	$(892)

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF GEOGRAPHIC SEGMENT REVENUES AND GROSS PROFIT

(in thousands, except percentages - unaudited)

	Three Months Ended
	March 31,
	2019	2018
Revenues by source
Revenue from U.S. products	$22,955	$19,201
Revenue from international supply agreement	1,600	2,106
Total revenues	$24,555	$21,307

Gross profit by source
Revenue from U.S. products	$16,394	$14,767
Revenue from international supply agreement	174	138
Total gross profit	$16,568	$14,905

Gross profit margin by source
Revenue from U.S. products	71.4%	76.9%
Revenue from international supply agreement	10.9%	6.6%
Total gross profit margin	67.5%	70.0%